Exhibit 23

CLYDE BAILEY P.C.

_________________________________________________________________

                                      Certified Public Accountant

                                         10924 Vance Jackson #404

                                         San Antonio, Texas 78230

                                             (210) 699-1287(ofc.)

                             (888) 699-1287  (210) 691-2911 (fax)

                                                          Member:

                                      American Institute of CPA's

                                           Texas Society of CPA's

June 4, 2004

I consent to the use, of my report dated April 21, 2004, in

the Form 10SB12G, on the financial statements of Siam Imports, Inc.,

dated December 31, 2003, included herein and to the reference made to me.

/s/ Clyde Bailey

Clyde Bailey P.C.

San Antonio, Texas